UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 31, 2006
                                                        (October 26, 2006)


                           SYNAGRO TECHNOLOGIES, INC.

             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


          DELAWARE                                               88-0219860

(State or other jurisdiction of                                 (IRS Employer
 Incorporation or organization)                              Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS 77057
               (Address of principal executive offices) (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.      Other Events.

     On October 26, 2006, Synagro Technologies, Inc. (the "Company") issued a press release announcing that its Board of Directors has declared a cash dividend of $0.10 per common share to all of its shareholders of record as of November 13, 2006 pursuant to the Company's dividend policy under which it currently expects to pay quarterly dividends at an annual rate of approximately $0.40 per common share. The dividend is payable on November 29, 2006. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.


ITEM 9.01.      Exhibits

(c)  Exhibits

       99.1 Press release dated October 26, 2006 issued by Synagro Technologies, Inc.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: October 31, 2006

                                         SYNAGRO TECHNOLOGIES, INC.

                                         By:         /s/ J. PAUL WITHROW
                                              ----------------------------------
                                              (Senior Executive Vice President &
                                                   Chief Financial Officer)






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

                                  EXHIBIT INDEX


99.1 Press release dated October 26, 2006, issued by Synagro Technologies, Inc.














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